                             RENCO METALS, INC.,

                                           as Issuer,

                      MAGNESIUM CORPORATION OF AMERICA

                                     and

                           SABEL INDUSTRIES, INC.,

                                           as Guarantors,

                                     and

                             FLEET NATIONAL BANK

                                           as Trustee


                             -------------------

                         FIRST SUPPLEMENTAL INDENTURE
                           Dated as of July 1, 1996

                         Supplementing Indenture Dated
                             as of August 1, 1993

                             -------------------

                                 $75,000,000

                          12% Senior Notes Due 2000

     FIRST SUPPLEMENTAL INDENTURE, dated as of July 1, 1996 (the "Supplemental Indenture"), among RENCO METALS, INC., a Delaware corporation, as issuer (the "Company"), MAGNESIUM CORPORATION OF AMERICA, a Delaware corporation, as guarantor ("MagCorp"), SABEL INDUSTRIES, INC., an Alabama corporation, as guarantor ("Sabel", and together with MagCorp, the "Guarantors"), and FLEET NATIONAL BANK (formerly known as SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION), a national banking association, as trustee (the "Trustee").

     WHEREAS, the Company and the Guarantors have heretofore executed and delivered to the Trustee an Indenture, dated as of August 1, 1993 (the "Indenture"), providing for the creation and issuance by the Company of 12% Senior Notes Due 2000 of the Company (the "Notes", and together with the Exchange Notes, in each case, issued, authenticated and delivered under the Indenture, in each case, as amended or supplemented from time to time pursuant to the terms of the Indenture, the "Securities");

     WHEREAS, Section 9.2 of the Indenture provides that the Company, the Guarantors and the Trustee may amend or supplement the Indenture or the Securities with the written consent of the Holders of not less than a majority in aggregate principal amount of the Securities then outstanding, subject to certain exceptions specified in Section 9.2 of the Indenture;

     WHEREAS, the parties hereto are entering into this Supplemental Indenture to, among other things, (i) eliminate certain of the definitions contained in Section 1.1 of the Indenture, (ii) eliminate certain restrictive covenants contained in Article IV of the Indenture, (iii) eliminate certain of the requirements contained in Section 5.1 of the Indenture; and (iv) eliminate all references in the Indenture to sections and definitions to be deleted in accordance with the preceding clauses (i), (ii) and (iii) (collectively, the "Proposed Amendments");

     WHEREAS, the Holders of not less than a majority in aggregate principal amount of the Securities have duly consented to the Proposed Amendments in the manner provided in Section 9.2 of the Indenture; and

     WHEREAS, all conditions and requirements necessary to make this Supplemental Indenture a valid, binding and legal instrument enforceable in accordance with its terms have been performed and fulfilled by the parties hereto and the execution and delivery of this Supplemental Indenture have been in all respect duly authorized by the parties hereto.

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                                    -2-


          NOW, THEREFORE, in consideration of the above premises, each party hereto agrees, for the benefit of the other party and for the equal and ratable benefit of the Holders of the Securities, as follows:

          SECTION 1.  DEFINITIONS.

          (a) For all purposes of this Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires, the terms used herein shall have the respective meanings assigned to them in the Indenture.

          (b) The following definitions and any references thereto are hereby deleted in their entireties from Section 1.1 of the Indenture and from the other sections of the Indenture where such definitions are referenced:

        (i)    Acquired Indebtedness;
       (ii)    Affiliate Transaction;
      (iii)    Applicable Percentage;
       (iv)    Asset Acquisition;
        (v)    Base Period;
       (vi)    Common Stock;
      (vii)    Consolidated Cash Flow;
     (viii)    Consolidated Net Income;
       (ix)    Consolidated Net Worth;
        (x)    Disqualified Stock;
       (xi)    Fixed Charge Coverage Ratio;
      (xii)    Initial Purchasers;
     (xiii)    Interest Rate Protection Obligations;
      (xiv)    Investment;
       (xv)    Net Income;
      (xvi)    Net Proceeds;
     (xvii)    Permitted Liens;
    (xviii)    Purchase Agreement;
      (xix)    Restricted Payment;
       (xx)    Sale-Leaseback Transaction; and
      (xxi)    Wholly-Owned Subsidiary

          SECTION 2.  Elimination of
                      Certain Provisions of
                      ARTICLE IV OF THE INDENTURE.

          (a) Section 4.10 of the Indenture entitled "Limitation on Additional Indebtedness" is hereby deleted in its entirety, together with any references thereto in the Indenture.


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                                    -3-


          (b) Section 4.11 of the Indenture entitled "Limitation on Liens" is hereby deleted in its entirety, together with any references thereto in the Indenture.

          (c) Section 4.12 of the Indenture entitled "Limitation on Restricted Payments" is hereby deleted in its entirety together with any references thereto in the Indenture.

          (d) Section 4.14 of the Indenture entitle "Limitation on Transactions with Affiliates" is hereby deleted in its entirety, together with any references thereto in the Indenture.

          (e) Section 4.16 of the Indenture entitled "Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries" is hereby deleted in its entirety, together with any references thereto in the Indenture.

          (f) Section 4.17 of the Indenture entitled "Limitation on Issuance of Preferred Stock by Subsidiaries" is hereby deleted in its entirety, together with any references thereto in the Indenture.

          (g) Section 4.20 of the Indenture entitled "Limitation on Investments, Loans and Advances" is hereby deleted in its entirety, together with any references thereto in the Indenture.

          (h) Section 4.21 of the Indenture entitled "Limitation on Sale-Leaseback Transactions" is hereby deleted in its entirety, together with any references thereto in the Indenture.

          SECTION 3.   Amendment of
                       SECTION 5.1 OF THE INDENTURE.

          (a) Each of subsections (c), (d), (e), and (g) of Section 5.1 of the Indenture is hereby deleted in its entirety.

          (b) Subsection (f) of Section 5.1 of the Indenture shall hereby be renamed subsection (c) of the Section 5.1 of the Indenture.

          SECTION 4.   OPERATIONS OF SUPPLEMENTAL INDENTURE.

          This Supplemental Indenture will become effective upon execution by the parties hereto in accordance with the Statement (as defined) and the Proposed Amendments will become


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                                    -4-


operative upon the purchase by the Company, by accepting for payment, all Securities that are validly tendered (and not withdrawn) pursuant to the Company's offer to purchase Securities on the terms and conditions set forth in the Company's Offer to Purchase and Consent Solicitation Statement, dated May 24, 1996, as supplemented by the First Supplement to Offer to Purchase and Consent Solicitation Statement, dated June 18, 1996 (collectively, the "Statement"), and the related Consent and Letter of Transmittal.


          SECTION 5.   CONCERNING THE TRUSTEE.

          The Trustee accepts the trusts of the Indenture, as supplemented by this Supplemental Indenture, and agrees to perform the same, but only upon the terms and conditions set forth in the Indenture, as supplemented by this Supplemental Indenture, to which the parties hereto and the Holders from time to time of the Securities agree and, except as expressly set forth in the Indenture, as supplemented by this Supplemental Indenture, shall incur no liability or responsibility in respect thereof. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals herein contained, which shall be taken as the statements of the Company and the Guarantors. The Trustee makes no representation and shall have no responsibility as to the validity or sufficiency of this Supplemental Indenture.


          SECTION 6.   MISCELLANEOUS.

          (a) Except as hereby expressly amended, the Indenture is in all respects ratified and confirmed and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

          (b) All agreements of the Company and the Guarantors in this Supplemental Indenture shall bind the Company's and the Guarantors' successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

          (c) THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

          (d) If and to the extent that any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision that is required to be included in this Supplemental Indenture or in the Indenture by the TIA, the required provision shall control.




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                                    -5-


          (e) The titles and headings of the sections of this Supplemental Indenture have been inserted for convenience of reference only, and are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

          (f) This Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall represent one and the same agreement.

          (g) In case any provision of this Supplemental Indenture shall be determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof or of the Indenture shall not in any way be affected or impaired thereby.


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                                    -6-



                                  SIGNATURES


          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.


                                       RENCO METALS, INC.
                                         as Issuer

                                       By: /s/ Roger L. Fay
                                           ----------------------------------
                                           Name: Roger L. Fay
                                           Title: Vice President


                                       MAGNESIUM CORPORATION OF AMERICA,
                                         as Guarantor


                                       By: /s/ Roger L. Fay
                                           ----------------------------------
                                           Name: Roger L. Fay
                                           Title: Vice President



                                       SABEL INDUSTRIES, INC.
                                         as Guarantor


                                       By: /s/ Roger L. Fay
                                           ----------------------------------
                                           Name: Roger L. Fay
                                           Title: Vice President



                                       FLEET NATIONAL BANK
                                         as Trustee



                                       By: /s/ Elna Deguia
                                           ----------------------------------
                                           Name: Elna Deguia
                                           Title: Asst. Vice President